UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2005
HOUSEHOLD AUTOMOTIVE TRUST 2001-3
(Exact name of registrant as specified in its charter)
HSBC FINANCE CORPORATION (Master Servicer of the Trust) (Exact name as specified in Master Servicer's charter)
Delaware (State or other jurisdiction of incorporation of Master Servicer)	333-84129-06 (Commission File Number)	Not Applicable (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Master Servicer)	60070 (Zip Code)
Master Servicer's telephone number, including area code 847/564-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99

Monthly Master Servicer's Certificate to Trustee dated August 17, 2005 pursuant to Section 4.9 of the Master Sale and Servicing Agreement dated as of October 9, 2001 (the "Sale and Servicing Agreement") by and among Household Automotive Trust 2001-3, as Issuer, HSBC Auto Receivables Corporation, formerly known as Household Auto Receivables Corporation, as Seller, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee with respect to the Series 2001-3 Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Master Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION, as Master Servicer of and on behalf of the HOUSEHOLD AUTOMOTIVE TRUST 2001-3 (Registrant)

By: /s/ Patrick D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: August 17, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
99

Monthly Master Servicer's Certificate to Trustee dated August 17, 2005 pursuant to Section 4.9 of the Master Sale and Servicing Agreement dated as of October 9, 2001 (the "Sale and Servicing Agreement") by and among Household Automotive Trust 2001-3, as Issuer, HSBC Auto Receivables Corporation, formerly known as Household Auto Receivables Corporation, as Seller, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee with respect to the Series 2001-3 Notes.

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